As filed with the Securities and Exchange Commission on October 12, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HURON CONSULTING GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	01-0666114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

550 West Van Buren Street

Chicago, Illinois 60607

(312) 583-8700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

HURON CONSULTING GROUP INC. 2002 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED HURON CONSULTING GROUP INC. 2002 EQUITY INCENTIVE PLAN (CALIFORNIA)

HURON CONSULTING GROUP INC. 2003 EQUITY INCENTIVE PLAN

HURON CONSULTING GROUP INC. 2004 OMNIBUS STOCK PLAN

(Full Title of the Plans)

Natalia Delgado

General Counsel and Corporate Secretary

Huron Consulting Group Inc.

550 West Van Buren Street

Chicago, Illinois 60607

(312) 583-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $.01 per share	452,703(2)	0.02(3)	$9,054.06	$1.15
Common stock, par value $.01 per share	89,467(4)	0.80(5)	$71,573.60	$9.07
Common stock, par value $.01 per share	1,070,470(6)	1.07(7)	$1,145,402.90	$145.12
Common stock, par value $.01 per share	2,141,000(8)	15.00(9)	$32,115,000.00	$4,068.97
Total	3,753,640	—	$33,341,030.56	$4,224.31

(1)	This registration statement shall also cover any additional shares of common stock of the Registrant which may become issuable under the employee benefit plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction, effected as required by such plans.

(2)	Represents shares of common stock subject to options outstanding under the Huron Consulting Group Inc. 2002 Equity Incentive Plan.

(3)	Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”). The offering price of $0.02 represents the weighted average exercise price per share for outstanding options under the Huron Consulting Group Inc. 2002 Equity Incentive Plan.

(4)	Represents shares of common stock subject to options outstanding under the Amended and Restated Huron Consulting Group Inc. 2002 Equity Incentive Plan (California).

(5)	Computed in accordance with Rule 457(h) of the Securities Act. The offering price of $0.80 represents the weighted average exercise price per share for outstanding options under the Amended and Restated Huron Consulting Group Inc. 2002 Equity Incentive Plan (California).

(6)	Represents shares of common stock subject to options outstanding under the Huron Consulting Group Inc. 2003 Equity Incentive Plan.

(7)	Computed in accordance with Rule 457(h) of the Securities Act. The offering price of $1.07 represents the weighted average exercise price per share for outstanding options under the Huron Consulting Group Inc. 2003 Equity Incentive Plan.

(8)	Represents shares of common stock reserved for issuance under the Huron Consulting Group Inc. 2004 Omnibus Stock Plan.

(9)	Estimated in accordance with Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee based on the mid-range of the offering price to the public of $15.00 set forth on the cover page of the prospectus contained in the Registrant’s registration statement on Form S-1, as amended (File No. 333-115434), filed with the Securities and Exchange Commission.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Huron Consulting Group Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the following documents filed with the Securities and Exchange Commission (the “Commission”):

(a) the Registrant’s prospectus to be filed on or about October 12, 2004 pursuant to Rule 424(b) under the Securities Act, containing audited financial statements for the Registrant’s fiscal year ended December 31, 2003 (File No. 333-115434); and

(b) the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 6, 2004 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 000-50976), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

An investment partnership consisting of current and former partners of, and persons associated with, Skadden, Arps, Slate, Meagher & Flom LLP beneficially owns less than 1% of the Registrant’s common stock through an investment in Lake Capital Partners LP, a member of HCG Holdings LLC, which is the majority stockholder in the Registrant.

Item 6.	Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Registrant’s Certificate of Incorporation contains provisions that provide for indemnification of officers and directors and their heirs and representatives to the full extent permitted by, and in the manner permissible under, the DGCL.

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As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to some exceptions.

The Registrant maintains, at its expense, a policy of insurance which insures its directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

The Underwriting Agreement relating to the Registrant’s initial public offering provides for indemnification by the underwriters of the Registrant, its directors and officers, HCG Holdings LLC (the selling stockholder in the initial public offering), its directors, officers and members and any person who controls the Registrant or HCG Holdings LLC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against certain liabilities, including liabilities under the Securities Act. The underwriting agreement also provides for similar cross-indemnification by the Registrant and HCG Holdings LLC.

The Restricted Shares Award Agreement between the Registrant and Gary E. Holdren provides for cross-indemnification by the Registrant and Mr. Holdren in connection with registration of the Registrant’s common stock on behalf of Mr. Holdren.

The Registration Rights Agreement between the Registrant and HCG Holdings LLC provides for cross-indemnification by the Registrant and HCG Holdings LLC in connection with registration of the Registrant’s common stock on behalf of HCG Holdings LLC.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of Huron Consulting Group Inc.

3.2	Amended and Restated Bylaws of Huron Consulting Group Inc.

4.1	Form of Specimen Stock Certificate.*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	Huron Consulting Group Inc. 2002 Equity Incentive Plan and form of options agreement thereunder.*

10.2	Amendment No. 1 to Huron Consulting Group Inc. 2002 Equity Incentive Plan.*

10.3	Amended and Restated Huron Consulting Group Inc. 2002 Equity Incentive Plan (California) and form of options agreement thereunder.*

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10.4	Huron Consulting Group Inc. 2003 Equity Incentive Plan and form of options agreement thereunder.*

10.5	Huron Consulting Group Inc. 2004 Omnibus tock Plan and form of option and restricted stock agreement thereunder.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on the signature page to this registration statement).

*	Incorporated by reference to Huron Consulting Group Inc.’s Registration Statement on Form S-1, as amended (File No. 333-115434), filed with the SEC.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 12, 2004.

HURON CONSULTING GROUP INC.

By	/S/ GARY E. HOLDREN
Name: Gary E. Holdren Title: President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Huron Consulting Group Inc., a Delaware corporation, do hereby constitute and appoint Gary L. Burge, Natalia Delgado and Gary E. Holdren, and each of them individually, our true and lawful attorney-in-fact and agent, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on October 12, 2004.

Signature	Title

/S/ GARY E. HOLDREN Gary E. Holdren	President, Chief Executive Officer and Director (principal executive officer)

/S/ GEORGE E. MASSARO George E. Massaro	Chief Operating Officer and Director

/S/ GARY L. BURGE Gary L. Burge	Chief Financial Officer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of Huron Consulting Group Inc.

3.2	Amended and Restated Bylaws of Huron Consulting Group Inc.

4.1	Form of Specimen Stock Certificate.*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	Huron Consulting Group Inc. 2002 Equity Incentive Plan and form of options agreement thereunder.*

10.2	Amendment No. 1 to Huron Consulting Group Inc. 2002 Equity Incentive Plan.*

10.3	Amended and Restated Huron Consulting Group Inc. 2002 Equity Incentive Plan (California) and form of options agreement thereunder.*

10.4	Huron Consulting Group Inc. 2003 Equity Incentive Plan and form of options agreement thereunder.*

10.5	Huron Consulting Group Inc. 2004 Omnibus Stock Plan and form of option and restricted stock agreement thereunder.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on the signature page to this registration statement).

*	Incorporated by reference to Huron Consulting Group Inc.’s Registration Statement on Form S-1, as amended (File No. 333-115434), filed with the SEC.